Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-258335) on Form S-4 of Telluride Holdco, Inc. of our report dated March 3, 2021, relating to the financial statements of IKONICS Corporation appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Minneapolis, Minnesota

August 11, 2021